UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2008

NATIONAL BANKSHARES, INC.

(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Hubbard Street

Blacksburg, VA 24060

(Address of principal executive offices)

(540) 951-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION

OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;
COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Amended and Restated Executive Employment Agreement for James G. Rakes, Chairman, President and Chief Executive Officer

On December 17, 2008, National Bankshares, Inc. (the Company) entered into an amended and restated executive employment agreement (the Agreement) with James G. Rakes pursuant to which Mr. Rakes will continue to serve the Company as its President and Chief Executive Officer and will continue to serve as chief executive officer of one or more of the Company’s wholly-owned subsidiaries. The Agreement is effective as of December 31, 2008 and has a two-year term which may be extended for successive one-year periods. This agreement amends and restates in its entirety the previous agreement between the Company and Mr. Rakes that was dated January 1, 2002, and it is compliant with the provisions of Internal Revenue Code Section 409A. Pursuant to the Agreement, Mr. Rakes will receive a base annual salary of not less than his current salary of $445,183. The Agreement provides that he will be eligible to receive an annual bonus based on the overall performance of the Company, and the Board of Directors will consider a stock-based award each year. The Capital Accumulation Plan (the CAP) in which Mr. Rakes has participated in some form since 1992 was continued. The maximum Company allocation under the CAP is $60,000 annually. The allocation is divided equally between two target areas: (1) return on equity, and (2) return on assets. The amount actually contributed to the CAP is based on the Company’s performance relative to the performance of a peer group of no fewer than five Virginia community bank holding companies. A minimum of 85% of the peer group’s performance required for a contribution and the maximum contribution is available for 150% of the peer group’s performance. Awards to Mr. Rakes under the CAP are vested as they are earned. In addition, Mr. Rakes is eligible to participate in the Company’s welfare plans and in the qualified pension plans that are made generally available to other senior executives of the Company. The Agreement also continues the executive benefits and perquisites that Mr. Rakes was entitled to receive in his prior executive employment agreement.

Should Mr. Rakes die during the term of the Agreement, his beneficiary will receive 3 months’ base salary and welfare and executive benefits for 3 months. If Mr. Rakes’ employment is terminated because of long term incapacity, as that term is defined in the Agreement, Mr. Rakes will receive base salary (reduced by amounts paid under the Company’s disability insurance plan), welfare and executive benefits for 24 months after termination. If the Company terminates Mr. Rakes’ employment without cause or if Mr. Rakes terminates his employment for good reason, as those terms are defined in the Agreement, Mr. Rakes will receive his annual base salary for 24 months, payable in monthly installments. He will also be entitled to continue to receive welfare and executive benefits for 24 months after termination. If Mr. Rakes is terminated for cause, which is defined in the agreement, the Company will pay his base compensation through the date of his termination and will pay him other amounts that have accrued but not been paid at that time. Unless the Agreement is terminated by the Company without cause or by Mr. Rakes for good reason, Mr. Rakes will be subject to a 24-month non-competition provision.

The Agreement includes terms governing Mr. Rakes’ employment after a change in control of the Company. Change in control is defined in the document. If a change in control takes place, the then-current term of the Agreement will be automatically extended to the third anniversary of the change in control date, and it may be renewed for successive one-year terms. If Mr. Rakes is terminated by the Company without cause or he terminates his employment for good reason during this period, he will be entitled to base salary and other amounts that have accrued but not been paid. He will also be entitled to receive a salary continuance benefit of 2.99 times his average annual compensation includable in annual gross income for income tax purposes for the 5 most recent taxable years ending before the date of the change in control. If termination after a change in control had taken place in 2008, the salary continuance benefit would have been $1,314,457. In addition, under these circumstances, Mr. Rakes would be entitled to continuation of welfare and executive benefits for 36 months following the date of his termination. Mr. Rakes would also be entitled to receive 4 additional years of service credit under the retirement plans in which he is participating at the time of termination.

Executive Employment Agreement for F. Brad Denardo, Executive Vice President and Treasurer

On December 17, 2008, the Company entered into an executive employment agreement (the Agreement) with F. Brad Denardo, Executive Vice President and Treasurer. The Agreement is effective on December 31, 2008 and has a two-year term which may be extended for successive one-year periods. This agreement replaces a change in control agreement dated January 8, 2003, between the Company and Mr. Denardo, and it is compliant with the provisions of Internal Revenue Code Section 409A. Under the Agreement, Mr. Denardo will receive a base annual salary of not less than his current salary of $220,000. The Agreement provides that Mr. Denardo is eligible to participate in the Company’s welfare plans and in the qualified pension plans that are made generally available to other senior executives of the Company. The Company will also pay or provide for certain executive benefits, including an appropriate automobile, reasonable country club dues and reimbursement for personal benefits approved by the Board of Directors in a reasonable amount that further a proper corporate purpose.

If the Company terminates Mr. Denardo’s employment without cause or if he terminates his employment for good reason, as those terms are defined in the Agreement, Mr. Denardo will be entitled to receive his annual base salary for 12 months, payable in monthly installments. He will also be entitled to receive welfare and executive benefits for 12 months after termination. If Mr. Denardo is terminated for cause, which is defined in the agreement, the Company will pay his base compensation through the date of his termination and will pay him other amounts that have accrued but not been paid at that time. Unless the Agreement is terminated by the Company without cause or by Mr.

Denardo for good reason, Mr. Denardo will be subject to a 12-month non-competition provision.

The Agreement includes terms governing Mr. Denardo’s employment after a change in control of the Company. Change in control is defined in the document. If a change in control takes place, the then-current term of the Agreement will be automatically extended to the second anniversary of the change in control date, and it may be renewed for successive one-year terms. If Mr. Denardo is terminated by the Company without cause or if he terminates his employment for good reason during this period, he will be entitled to base salary and other amounts that have accrued but not been paid. He will also be entitled to receive a salary continuance benefit of 2 times his annual compensation includable in annual gross income for income tax purposes for the 5 most recent taxable years ending before the date of the change in control. If termination after a change in control had taken place in 2008, the salary continuance benefit would have been $285,052. Under these circumstances, Mr. Denardo would also be entitled to continuation of welfare and executive benefits for 24 months following termination.

Executive Employment Agreement for Marilyn B. Buhyoff, Secretary and Counsel

On December 17, 2008, the Company entered into an executive employment agreement (the Agreement) with Marilyn B. Buhyoff, Secretary and Counsel. The Agreement is effective on December 31, 2008 and has a two-year term which may be extended for successive one-year periods. This agreement replaces a change in control agreement dated January 8, 2003, between the Company and Mrs. Buhyoff, and it is compliant with the provisions of Internal Revenue Code Section 409A. Under the Agreement, Mrs. Buhyoff will receive a base annual salary of not less than her current salary of $137,000. The Agreement provides that Mrs. Buhyoff is eligible to participate in the Company’s welfare plans and in the qualified pension plans that are made generally available to other senior executives of the Company.

If the Company terminates Mrs. Buhyoff’s employment without cause or if she terminates her employment for good reason, as those terms are defined in the Agreement, Mrs. Buhyoff will be entitled to receive her annual base salary for 12 months, payable in monthly installments. She will also be entitled to receive welfare benefits for 12 months after termination. If Mrs. Buhyoff is terminated for cause, which is defined in the agreement, the Company will pay her base compensation through the date of her termination and will pay her other amounts that have accrued but not been paid at that time. Unless the Agreement is terminated by the Company without cause or by Mrs. Buhyoff for good reason, Mrs. Buhyoff will be subject to a 12-month non-competition provision.

The Agreement includes terms governing Mrs. Buhyoff’s employment after a change in control of the Company. Change in control is defined in the document. If a change in control takes place, the then-current term of the Agreement will be automatically extended to the second anniversary of the change in control date, and it may be renewed for successive one-year terms. If Mrs. Buhyoff is terminated by the

Company without cause or if she terminates her employment for good reason during this period, she will be entitled to base salary and other amounts that have accrued but not been paid. She will also be entitled to receive a salary continuance benefit of 2 times her annual compensation includable in annual gross income for income tax purposes for the 5 most recent taxable years ending before the date of the change in control. If termination after a change in control had taken place in 2008, the salary continuance benefit would have been $175,019. Under these circumstances, Mrs. Buhyoff would also be entitled to continuation of welfare and executive benefits for 24 months following termination.

Second Amendment to The National Bank of Blacksburg Salary Continuation Agreement Dated February 8, 2006 with James G. Rakes, Chairman, President and CEO of The National Bank of Blacksburg and National Bankshares, Inc.

On December 17, 2008, the Company’s wholly-owned bank subsidiary, the National Bank of Blacksburg, entered into a second amendment to a salary continuation agreement dated February 8, 2006 (the Agreement) with James G. Rakes. The amendment is effective as of January 1, 2006. The purpose of the amendment is to bring the Agreement into compliance with Section 409A of the Internal Revenue Code by changing the timing of distributions to Mr. Rakes upon his separation from service.

Third Amendment to The National Bank of Blacksburg Salary Continuation Agreement Dated February 8, 2006 with James G. Rakes, Chairman, President and CEO of The National Bank of Blacksburg and National Bankshares, Inc.

On December 17, 2008, the Company’s wholly-owned bank subsidiary, the National Bank of Blacksburg, entered into a third amendment to a salary continuation agreement dated February 8, 2006 (the Agreement) with James G. Rakes. The amendment is effective as of January 1, 2009. The purpose of the amendment is to change the normal retirement benefit, as that term is defined in the Agreement, to provide for a percentage increase of the benefit for every month of Mr. Rakes’ service following his normal retirement age of 65. The annual retirement benefit of $106,268 will be increased by 1/12 of the prime rate published in the Wall Street Journal on January 1 of that calendar year for each full calendar month that Mr. Rakes remains employed with the Company after his normal retirement age.

Third Amendment to The National Bank of Blacksburg Salary Continuation Agreement Dated February 8, 2006 for F. Brad Denardo, Executive Vice President and COO of The National Bank of Blacksburg and Executive Vice President and Treasurer of National Bankshares, Inc.

On December 17, 2008, the Company’s wholly-owned bank subsidiary, the National Bank of Blacksburg, entered into a third amendment to a salary continuation agreement dated February 8, 2006 (the Agreement) with F. Brad Denardo. The amendment is effective as of January 1, 2006. The purpose of the amendment is to bring the Agreement into compliance with Section 409A of the Internal Revenue Code by changing the timing of distributions to Mr. Denardo upon his separation from service.

Second Amendment to National Bankshares, Inc. Salary Continuation Agreement Dated February 8, 2006 for Marilyn B. Buhyoff, Secretary and Counsel

On December 17, 2008, the Company entered into a second amendment to a salary continuation agreement dated February 8, 2006 (the Agreement) with Marilyn B. Buhyoff. The amendment is effective as of January 1, 2006. The purpose of the amendment is to bring the Agreement into compliance with Section 409A of the Internal Revenue Code by changing the timing of distributions to Mrs. Buhyoff upon her separation from service.

Amendment to Deferred Income Agreement Dated January 1, 1985 for James G. Rakes, Director of The National Bank of Blacksburg and Chairman, President and CEO of National Bankshares, Inc.

On December 17, 2008, the Company’s wholly-owned bank subsidiary, The National Bank of Blacksburg, entered into an amendment to a deferred income agreement dated January 1, 1985 (the Agreement) with James G. Rakes. The purpose of the amendment is to bring the Agreement into compliance with Section 409A of the Internal Revenue Code by changing the timing of distributions to Mr. Rakes upon his separation from service.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date: December 17, 2008	By: /s/ JAMES G. RAKES
James G. Rakes
Chairman
President and Chief Executive Officer